EXHIBIT 5.1
                               Briggs and Morgan
                            Professional Association
                                2400 IDS Center
                             Minneapolis, MN  55402
                                 (612) 334-8400


                                    October 30, 2000

Writer's Direct Dial Number:                        Writer's E-Mail Address:
(612) 334-8489                                             clechr@briggs.com


Mesaba Holdings, Inc.
7501 26th Avenue South
Minneapolis, MN  55450

      Re:   Mesaba Holdings, Inc.
            2000 Stock Incentive Plan
            Registration Statement on Form S-8

Gentlemen:

      In connection with the registration on Form S-8 under the Securities Act of 2,137,475 shares of common stock, $.01 par value (the "Shares"), of Mesaba Holdings, Inc. (the "Company") issuable under the Company's 2000 Stock Incentive Plan (the "Plan"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.
                                          Very truly yours,

                                          BRIGGS AND MORGAN,
                                          Professional Association

                                          By /s/ Christopher C. Cleveland
                                          -------------------------------
                                          Christopher C. Cleveland

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